ORA ELECTRONICS, INC.
                                  ---------

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held January 26, 1998
                                 10:00 a.m.

To Our Stockholders:

      The Annual Meeting of Stockholders of ORA
Electronics, Inc. (the "Company") will be held at The
Chatsworth Hotel, 9777 Topanga Canyon Boulevard, Chatsworth,
California 91311, on Monday, January 26, 1998, at 10:00 a.m.
P.S.T. for the following purposes:

      1. To elect four directors each to serve a one-year term;

      2. To ratify the appointment by the Board of Directors of Richard & Hedrick as independent accountants of the Company for the fiscal year ending March 31, 1998; and

      3. To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

      The Board of Directors has fixed the close of business on December 1, 1997 as the record date for determination of stockholders entitled to notice of and to vote at the Annual
Meeting and any adjournment thereof.

      WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING,
PLEASE MARK, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND
RETURN IT PROMPTLY IN THE ENVELOPE ENCLOSED FOR THAT PURPOSE.

                                 By Order of the Board of Directors


                                 By /s/ Matthew F. Jodziewicz
                                    ------------------------------
                                       Matthew F. Jodziewicz,
                                       Secretary
Chatsworth, California
December 19, 1997

                            ORA ELECTRONICS, INC.
                           9410 OWENSMOUTH AVENUE
                            CHATSWORTH, CA 91311

                               PROXY STATEMENT

GENERAL

      The accompanying proxy is solicited by and on behalf of the Board of Directors of ORA Electronics, Inc. ("ORA" or the "Company"), in connection with the Annual Meeting of Stockholders to be held at 10:00 a.m. P.S.T. on January 26, 1998, at The Chatsworth Hotel, 9777 Topanga Canyon Boulevard, Chatsworth, California 91311, and at any and all adjournments thereof.

      This Proxy Statement and accompanying proxy will first be mailed to stockholders on or about December 22, 1997. The costs of solicitation of proxies will be paid by the Company. In addition to soliciting proxies by mail, the Company's officers, directors and other regular employees, without additional compensation, may solicit proxies personally or by other appropriate means. The Company will reimburse brokers, banks, fiduciaries and other custodians and nominees holding shares of the Company's common stock ("Common Stock") in their names or in the names of their nominees for their reasonable charges and expenses incurred in forwarding proxies and proxy materials to the beneficial owners of such Common Stock.

VOTING RIGHTS AND OUTSTANDING SHARES

      Only stockholders of record of Common Stock as of December 1, 1997 will be entitled to vote at the Annual Meeting. On December 1, 1997, there were 6,605,914 shares of Common Stock outstanding, which constituted all of the outstanding voting securities of the Company. Each share of Common Stock is entitled to one vote on all matters to come before the Annual Meeting.

      Assuming a quorum is present, the affirmative vote of a plurality of the votes cast will be required for the election of directors and the affirmative vote of a majority of the votes cast will be required for the approval of Proposal 2 and to act on all other matters to come before the Annual Meeting. For purposes of determining the number of votes cast with respect to any voting proposal, the sum of votes cast and abstentions are included. Abstentions with respect to any proposal are counted as "shares present" and have the effect of a vote "against" such proposal as to which they are specified. Broker non-votes with respect to any proposal are not considered "shares present" and, therefore, have the effect of reducing the number of affirmative votes required to achieve a majority of the votes cast for such proposal.


REVOCABILITY OF PROXIES

      Proxies must be written, signed by the stockholder and returned to the Secretary of the Company. Any stockholder who signs and returns a proxy may revoke it at any time before it is voted by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a date later than the date of the proxy being revoked. Any stockholder attending the Annual Meeting in person may withdraw such stockholder's proxy and vote such stockholder's shares.

                                  DIRECTORS

      The Company's Bylaws authorize a Board of Directors (the "Board" or "Board of Directors") consisting of five people to be elected by the Company's stockholders each year. Currently the Board consists of four members, with one vacancy. The following table sets forth certain information concerning Board members as of December 19, 1997:


Name                           Principal Occupation                      Age
----                           --------------------                      ---

GERSHON N. COOPER              Mr. Cooper founded the Company's           48
                               business in 1974 and has been
                               Chairman of the Board and
                               President of the Company since
                               its incorporation in 1979.  He
                               became Chief Executive Officer of
                               ORA in December 1996.

JOHN M. BURRIS                 Mr. Burris, a certified public             50
                               accountant, joined ORA in 1987 as
                               its General Manager in charge of
                               accounting and finances.  From
                               1990 through November 1996 he
                               continued to work in such
                               capacity, but as an independent
                               contractor.  In December 1996,
                               Mr. Burris became ORA's Vice
                               President and Chief Financial
                               Officer and an employee and
                               director of the Company.

Name                           Principal Occupation                      Age
----                           --------------------                      ---

MATTHEW F. JODZIEWICZ          Mr. Jodziewicz, a registered               48
                               patent attorney, joined ORA in
                               March 1995 as in-house counsel.
                               He became Vice President of
                               Technology and Legal Affairs,
                               Secretary and a director in
                               December 1996.  Prior to joining
                               ORA, Mr. Jodziewicz was in the
                               private practice of law and
                               provided legal services,
                               primarily in the intellectual
                               property area, to the Company and
                               other clients.

RUTH COOPER                    Ms. Cooper joined ORA upon its             46
                               formation in 1974 and has served
                               in many capacities.  From the
                               Company's incorporation in 1979
                               to December 1996, she was an
                               Executive Vice President.  She is
                               the wife of Mr. Cooper.


COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

      The Board of Directors has not created any committees as of the date hereof, although it may do so in the future. The Board of Directors did not hold any regularly scheduled or special meetings during ORA's fiscal year ended March 31, 1997 ("Fiscal 1997"). The Board of Directors and the board of directors of Alliance Research Corporation, predecessor to the Company, acted by unanimous written consent on nineteen occasions during Fiscal 1997.


DIRECTORS' COMPENSATION

      Directors who are employees of the Company receive no compensation for serving on the Board of Directors. Directors who are not employees of the Company will receive a retainer fee of $1,000 per meeting attended. All directors are reimbursed for reasonable expenses incurred in connection with attendance at board or committee meetings. Eligible non-employee directors will participate in the Company's 1996 Non-Employee Directors

Stock Option Plan (the "Directors Plan") which provides for certain automatic grants of options to non-employee directors. Under the Directors Plan, each eligible non-employee director who has been elected or who is continuing to serve on the Board of Directors will receive an option to purchase an additional 500 shares of Common Stock on each anniversary of joining the Board. As of December 19, 1997, no options are outstanding under the Directors Plan.


                                 MANAGEMENT

      The following table sets forth certain information concerning the executive officers of the Company:

      Name                    Age         Position
      ----                    ---         --------

Gershon N. Cooper             48    Chairman of the Board, Chief
                                    Executive Officer and President

John M. Burris                50    Vice President, Chief Financial
                                    Officer and Director

Matthew F. Jodziewicz         48    Vice President of Technology and
                                    Legal Affairs, Secretary and
                                    Director


      Background information on Messrs. Cooper, Burris and Jodziewicz is set forth under "Directors" above.


                          EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

      The following table sets forth the compensation for each of the last three years of the Chief Executive Officer and each of the most highly compensated executive officers (the "Named Executive Officers") who earned over $100,000 during the fiscal year ended Fiscal 1997.


                         Summary Compensation Table
                         --------------------------
                                 Annual Compensation              Long Term Compensation
                            -----------------------------      --------------------------
                                                   Other         Securities
                                                   Annual        Underlying       All Other
    Name and                                       Compen-        Options/         Compen-
    Principal      Fiscal    Salary     Bonus      sation           SARS           sation
    Positions       Year      ($)        ($)         ($)             (#)             ($)
-----------------------------------------------------------------------------------------
Gershon N. Cooper   1997     95,817<F1>  -0-       $20,629<F2>       -0-             -0-
  President and     1996     15,000<F1> 250,000     4,200<F3>        -0-             -0-
  Chief Executive   1995     15,000<F1> 282,000     4,200<F1>        -0-             -0-
  Officer

John M. Burris      1997    109,040      -0-        1,400<F3>     30,000<F4>         -0-
  Vice President    1996     88,800      -0-           --            -0-             -0-
  and Chief         1995     24,000      -0-           --            -0-             -0-
  Financial
  Officer

Matthew F.          1997    120,000      -0-          -0-         15,000<F4>         250<F5>
Jodziewicz          1996    120,000      -0-          -0-            -0-<F4>         250<F5>
  Vice President    1995      8,308      -0-           --            -0-             -0-
  Technology
  and Legal
  Affairs and
  Secretary



<F1>  During the fiscal years ended March 31, 1995 and March 31, 1996, Mr.
      Cooper was paid an annual salary of $15,000 plus an annual bonus during each such fiscal year. In December, 1996, Mr. Cooper entered into an Employment Agreement with the Company altering the terms of Mr. Cooper's compensation.

<F2>  Of this amount, $15,023 represents a below market interest differential on loans by the Company to Mr. Cooper and $5,606 represents an automobile allowance.

<F3>  Such amount was paid by the Company to the indicated Named Executive
      Officer as an automobile allowance.

<F4>  These stock options were granted to Messrs. Burris and Jodziewicz pursuant to the terms of the Company's 1996 Stock Plan, as discussed below.

<F5>  Such amounts were paid by the Company to Mr. Jodziewicz pursuant to the terms of the Company's Profit Sharing 401(k) Savings Plan, as discussed below.

                        OPTION GRANTS FOR FISCAL 1997

                              Individual Grants
                              -----------------

      The following table sets forth grants of stock options during Fiscal 1997 to the Named Executive Officers. No stock appreciation rights were granted to, and no stock options were exercised by, any Named Executive Officers during Fiscal 1997.

                                                                                 Potential
                                 % of                                            Realizable
                                 Total                                         Value at Assumed
                                Options/                                        Annual Rates of
                Number of         SARs                                           Stock Price
                Securities      Granted to                                     Appreciation for
                Underlying      Employees      Exercise or                      Option Term<F2>
                Options/SARs    in Fiscal      Base Price      Expiration    --------------------
     Name        Granted         1997<F2>      ($/Share)         Date          5%($)        10%($)
     ----       --------        ----------     ---------      ----------      ------        ------
Gershon N.          --              --             --              --           --            --
Cooper


John M.           30,000           22.6%          5.00         12/20/01       $41,442      $91,577
Burris

Matthew F.
Jodziewicz        15,000           11.3%          5.00         12/20/01       $20,721      $45,788


<F1>  During Fiscal 1997, the Company granted 20 employees options to purchase an aggregate of 133,000 shares of its Common Stock. All grants were made at exercise prices equal to the market price of the underlying Common Stock on the grant date.

<F2>  Potential realizable value is based on the assumption that the Common
      Stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised (if the executive were to sell the shares on the date of exercise); there is no assurance that the value realized will be at or near the potential realizable value as calculated in this table.

EXECUTIVE EMPLOYMENT AND SEPARATION AGREEMENTS

      Mr. Cooper entered into an employment agreement with the Company in December 1996 pursuant to which Mr. Cooper will continue to serve as the Company's Chief Executive Officer and President. The agreement has a term of three years and contains a non-competition provision effective through the term of employment and for an additional three years from the end of such term. Pursuant to the agreement with Mr. Cooper, the Company will pay to Mr. Cooper a base salary of $330,000 per year (subject to increase but not decrease by the Board of Directors), an auto allowance of $1,000 per month and, at the discretion of the Board of Directors, a bonus. In addition, Mr. Cooper will also be entitled to certain fringe benefits. Commencing on the expiration of the term of the employment agreement, or earlier should the employment agreement be terminated prior to the end of the term, the Company and Mr. Cooper will enter into a three-year consulting agreement under which he will render certain consulting services for which the Company will pay an annual consulting fee of $250,000 per year. If Mr. Cooper is terminated other than for cause, death or disability, the Company will continue to pay Mr. Cooper an amount equal to his base salary then in effect for the remaining term of the agreement.

STOCK PLANS

      1996 STOCK PLAN. The 1996 Stock Plan was adopted by the Board of Directors and ratified by the Company's then-existing sole shareholder in December 1996. The total number of shares of Common Stock subject to issuance under the 1996 Stock Plan is 2,000,000 shares, subject to adjustments as provided in the 1996 Stock Plan. The 1996 Stock Plan provides for the grant of stock options (including incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and non-qualified stock options), stock appreciation rights ("SARs") and other stock awards (including restricted stock awards and stock bonuses) to employees of the Company or its affiliates or any consultant or advisor engaged by the Company who renders bona fide services to the Company or the Company's affiliates in connection with its business; provided, that such services are not in connection with the offer or sale of securities in a capital raising transaction. The 1996 Stock Plan will be administered by the Company's Board of Directors or, when and if formed, the Compensation Committee of the Board of Directors (the "Committee"). Stock options may be granted by the Board of Directors or Committee on such terms, including vesting and payment forms, as it deems appropriate in its discretion; provided, that no option may be exercised later than ten years after its grant, and the purchase price for incentive stock options and non-qualified stock options shall not be less than 100% and 85%, respectively, of the fair market value of the Common Stock at the time of grant. SARs may be granted by the Board of Directors or Committee on such terms, including payment forms, as the Board of Directors or Committee deems appropriate; provided, that an SAR granted in connection with a stock option shall become exercisable and lapse according to the same vesting schedule and lapse rules established for the stock option (which shall not exceed ten years from the date of grant). A SAR shall not be exercisable during the first six months of its term and only when the fair market value of the underlying Common Stock exceeds the SAR's exercise price and is exercisable subject to any other conditions on exercise imposed by the Board of Directors or the Committee. In the event of a change in control of the issuer, the Board of Directors or the Committee retains the discretion to accelerate the vesting of stock options and SARs and to remove restrictions on transfer of restricted stock awards. Unless terminated by the Board of Directors, the 1996 Stock Plan continues until December 2006.

      1996 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN. The Company's 1996 Non-Employee Directors Stock Option Plan (previously defined as the "Directors Plan") was adopted by the Board of Directors and ratified by the Company's then-existing sole shareholder in December 1996. A total of 100,000 shares are available for grant under the Directors Plan. The Directors Plan provides for the automatic grant to each of the Company's non-employee directors of (i) an option to purchase 5,000 shares of Common Stock on the date of such director's initial election or appointment to the Board of Directors (the "Initial Grant") and (ii) an option to purchase 500 shares of Common Stock on each anniversary thereof on which the director remains on the Board of Directors (the "Annual Grant"). The options will have an exercise price of 100% of the fair market value of the Common Stock on the date of grant and have a ten- year term. Initial Grants become exercisable in two equal annual installments commencing on the first anniversary of the date of grant thereof and Annual Grants become fully exercisable beginning on the first anniversary of the date of grant. Both Initial and Annual Grants are subject to acceleration in the event of certain corporate transactions. Any options which are vested at the time the optionee ceases to be a director shall be exercisable for one year thereafter; provided, that options which are vested on the date the optionee ceased to be a director due to death or disability generally remain exercisable for five years thereafter. Options which are not vested automatically terminate in the event the optionee ceases to be a director of the Company. If the Company is a party to a transaction involving a sale of substantially all of its assets, a merger or consolidation, all then outstanding options under the Directors Plan may be canceled. However, during the 30 day period preceding the effective date of such transaction, all partly or wholly unexercised options will be exercisable, including those not yet exercisable pursuant to the vesting schedule.

PROFIT SHARING PLAN

      The Company has a defined contribution Profit Sharing 401(k) Savings Plan (the "401(k) Plan") which covers substantially all of its employees. The 401(k) Plan became effective on January 1, 1992. Under the terms of the 401(k) Plan, employees can elect to defer up to 15% of their wages or $9,500, whichever is less, subject to certain limitations set forth by the Internal Revenue Service ("IRS"), by making voluntary contributions to the 401(k) Plan. Additionally, the Company can, at its discretion, match up to 100% of the voluntary employee contributions, subject to applicable IRS limitations. The Company has received a determination letter from the IRS indicating that the 401(k) Plan is qualified within the terms of the applicable provisions of the Employee Retirement Income Security Act, as amended.

BOARD OF DIRECTORS' REPORT ON EXECUTIVE COMPENSATION

      During Fiscal 1997, compensation decisions were made by the full Board of Directors or by Mr. Cooper as Chief Executive Officer.

      During Fiscal 1997, Mr. Cooper as Chief Executive Officer established base salaries for the executive officers.

      BASE SALARY. During Fiscal 1997, the annual base salaries of the Company's Named Executive Officers, including the Chief Executive Officer, were at the levels set forth in the Executive Compensation Summary Compensation Table. The annual base salary levels were established by the Board based upon a subjective judgment with respect to appropriate levels of pay in relation to the executive officers' respective levels of responsibility and, when applicable, as required by contract.

      ANNUAL BONUS.  No bonuses were paid out in Fiscal 1997.

      EQUITY COMPENSATION. The Company provides equity-based compensation to its employees under its 1996 Stock Plan. In Fiscal 1997, the Company granted 20 employees options to purchase 133,000 shares (for option grants to the Named Executive Officers, see "Option Grants for Fiscal Year Ended March 31, 1997 Table").

      CHIEF EXECUTIVE OFFICER'S COMPENSATION. The Chief Executive Officer's compensation for Fiscal 1997 consisted of a salary of $95,817, as determined by the board of directors, in addition to (a) $5,606 which was paid as an automobile allowance and (b) $15,023 which represents a below-market interest differential on loans by the Company to Mr. Cooper. Prior to December, 1996, the Chief Executive Officer was paid a salary of $15,000 per year with a bonus paid in March of each year. In December, 1996, the Chief Executive Officer entered into an Employment Agreement with the Company, and his salary was adjusted in accordance therewith.

      POLICY WITH RESPECT TO INTERNAL REVENUE CODE SECTION 162(M). In 1993, the Code was amended to add Section 162(m). Section 162(m), and the regulations thereunder, place a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to certain of the Company's most highly compensated officers. Section 162(m) does not, however, disallow a deduction for qualified "performance-based compensation," the material terms of which are disclosed to and approved by stockholders. At the present time, the Company's executive officer compensation levels do not exceed $1,000,000. The Board of Directors plans to take such actions in the future to minimize the loss of tax deductions related to compensation as they deem necessary and appropriate in light of specific compensation objectives.


                            CERTAIN TRANSACTIONS

      During Fiscal 1996, the Company paid personal expenses on behalf of Mr. Cooper and Ms. Cooper totaling $243,982. Such amount is evidenced by a promissory note which bears interest at 5.05% per annum. Such loan was originally repayable on March 31, 1997. In December 1996, the Company extended such loan until March 31, 1999. All principal and accrued interest is due and payable by the Coopers on such date.

      From April 1, 1996 to December 4, 1996, the Company paid personal expenses of the Coopers totaling $280,855. Such amount is evidenced by a promissory note which bears interest at 5.05% per annum. All principal and accrued interest under such note is due and payable by the Coopers to the Company on December 1, 1999.

      In December 1996, certain shares of Common Stock were issued after consummation of the merger of North American Energy of Delaware, Inc., with and into the Company (which merger was consummated on December 20, 1996) in complete satisfaction of approximately $4,368,130 of indebtedness, consisting of $2,524,200 in principal and $1,843,930 in accrued interest (the "Indebtedness"), and $1,500,000 in trade payables (the "Trade Payables") due Jack D.W. Song, who as of March 31, 1997 beneficially owned over 10% of the outstanding Common Stock. The Indebtedness, which was evidenced by three promissory notes, was incurred by the Company in February 1987, April 1990 and May 1991 to provide working capital, bore interest at a rate of 7% per annum, was payable upon maturity and would have matured in June 2000 ($650,000 of original principal) and February 2001 ($1,874,200 of original principal).

      The Trade Payables were originally incurred by the Company to Data-Spec Taiwan, of which Mr. Song is the controlling shareholder. Subsequently, such Trade Payables were assigned by Data-Spec Taiwan to Mr. Song. During Fiscal 1997, the Company purchased approximately $10,200,000 of products from Data-Spec Taiwan. As of June 30, 1997, the Company had total trade payables of approximately $2,400,000 with Data-Spec Taiwan.


                   COMPARATIVE PERFORMANCE BY THE COMPANY

      The Securities and Exchange Commission requires the Company to present a chart comparing the cumulative total stockholder return on its Common Stock during the Company's last fiscal year with the cumulative total stockholder return during the same period on (1) a broad equity market index and (2) a published industry index or peer group. Although the chart would normally be for a five-year period, the common stock of the Company began public trading on December 20, 1996, as successor to North American Energy of Delaware, Inc., and, accordingly, the following chart commences as of such date. This chart compares the Company's Common Stock with (1) the S&P 500 Composite Index and (2) the Dow Jones U.S. Technology Sector Index and assumes an investment of $100 on December 20, 1996 in the Company's Common Stock, the stocks comprising the S&P 500 Composite Index and the stocks comprising the Dow Jones U.S. Technology Sector Index.

                              PERFORMANCE GRAPH
                          VALUE OF $100 INVESTMENT


                                                                 Dow Jones U.S.
                     Ora Electronics,       S&P 500              Technology
                           Inc.          Composite Index         Sector Index
--------------------------------------------------------------------------------


12/20/96                 $100                $100                     $100

3/31/97                  $109                $101                     $ 97



                              COMPANY PROPOSALS

      The following proposals will be submitted for stockholder consideration and voting at the Annual Meeting:



                                 PROPOSAL 1
                            ELECTION OF DIRECTORS

      The following people are nominated for election as directors to hold office for a term of one year expiring at the next succeeding Annual
Meeting:

                              Gershon N. Cooper
                              John M. Burris
                              Matthew F. Jodziewicz
                              Ruth Cooper

      The nominees listed above are current members of the Board of Directors. All proxies received by the Board of Directors will be voted for the nominees if no directions to the contrary are given. In the event that any nominee is unable or declines to serve, an event that is not anticipated, the proxies will be voted for the election of a nominee designated by the Board of Directors, or if none are so designated, will be voted according to the judgment of the person or persons voting the proxy. The Company's Bylaws fix the number of directors at five; accordingly, there will be one vacancy. Management is currently considering various candidates to fill this vacancy but has not identified a suitable candidate at this time. Proxies cannot be voted for a greater number of persons than the number of nominees named.

VOTE REQUIRED

      If applicable, the five nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect.

      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE
"FOR" THE NOMINEES.


                                 PROPOSAL 2
                      RATIFICATION OF THE SELECTION OF
                           INDEPENDENT ACCOUNTANTS

      The Company's Board of Directors has selected Richard & Hedrick ("R&H") as the Company's independent accountants for the fiscal year ending March 31, 1998. Although the appointment of R&H is not required to be submitted to a vote of the stockholders, the Board of Directors believes it appropriate as a matter of policy to request that the stockholders ratify the appointment for the current fiscal year. In the event a majority of the votes cast at the meeting are not voted in favor of the appointment, the Board of Directors will reconsider its selection. Proxies solicited by the Board will be voted in favor of the appointment unless stockholders specify otherwise in such proxies.

      The Company's financial statements for the fiscal year ended March 31, 1995, were audited by R&H, and its financial statements for the fiscal year ended March 31, 1996 were audited by Tanner, Mainstain & Hoffer ("TM&H"). The Company became subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on December 20, 1996, pursuant to its merger with North American Energy of Delaware, Inc., which merger was effective on such date. Prior to such merger, on November 30, 1996, the Company retained R&H as its auditor for its fiscal year ended March 31, 1997. All of the appointments of auditors described above were approved by the Company's Board of Directors. TM&H's report on the Company's financial statements for the fiscal year ended March 31, 1996 did not contain an adverse opinion or a disclaimer of opinion and was not qualified as to uncertainty, audit scope or accounting principles. During the Company's two most recent fiscal years and any subsequent interim period through the date of R&H's appointment, there were no disagreements between Registrant and TM&H on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of TM&H, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

      A representative of R&H is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from the stockholders.

VOTE REQUIRED

      The affirmative vote of the majority of the shares of Common Stock voting at the Annual Meeting is required to ratify the selection of Richard & Hedrick as independent accountants.

      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE
"FOR" PROPOSAL 2.


                       SECURITY OWNERSHIP OF CERTAIN
                      BENEFICIAL OWNERS AND MANAGEMENT
                      --------------------------------

      The following table sets forth information as of December 1, 1997, with respect to Common Stock of the Company owned by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director of the Company, (iii) each Named Executive Officer, and (iv) all directors and executive officers of the Company as a group. Except as noted below, and subject to applicable community property and similar laws, each stockholder has sole voting and investment powers with respect to the shares shown.

                                    Number of Shares          Percent of Shares
        Name                        of Common Stock             Of Common Stock
        ----                        -----------------         -----------------
The Cooper Family Trust<F1> <F2>         5,000,000                  75.7%

Gershon N. Cooper<F1> <F3>               5,000,000                  75.7%

John M. Burris<F1>                           0                        0

Matthew F. Jodziewicz<F1>                    0                        0

Ruth Cooper<F1> <F3>                     5,000,000                  75.7%

Jack D.W. Song<F4>                       1,173,626                  17.8%

All directors and                        5,000,000                  75.7%
executive officers
as a group (4 persons)

--------------------
 <F1> The mailing address of such person is c/o ORA Electronics,
      Inc., 9410 Owensmouth Ave., Chatsworth, California 91311.

 <F2> The shares held by the Cooper Family Trust are deemed beneficially owned by Gershon N. Cooper and Ruth Cooper, who have shared voting and investment power.

 <F3> All shares held by this person are held of record by the Cooper Family
      Trust.

 <F4> The mailing address of such person is 6F #219 Chingshan South
      Section 2, Taipei, Taiwan, ROC.


           SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers, directors and persons who own more than ten percent of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Stock of the Company. To the Company's knowledge and except as previously disclosed, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all of its officers and directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements applicable to them with respect to transactions during Fiscal 1997, with one exception. The Form 3 (Initial Statement of Beneficial Ownership of Securities) for Jack D.W. Song (beneficial owner of more than 10% of the Company's Common Stock) was not filed on or prior to registration of the Company's common stock and warrants under Section 12(g) of the Exchange Act.

                    STOCKHOLDER PROPOSALS AND NOMINATIONS

      Pursuant to the Company's Bylaws, no business proposal will be considered properly brought before the next annual meeting by a stockholder and no nomination for the election of directors will be considered properly made at the next annual meeting by a stockholder, unless notice thereof, which contains certain information required by the Bylaws, is provided to the Company no later than 60 days nor more than 90 days prior to the next annual meeting, provided, however, that, in the event that less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

      Any stockholder intending to submit to the Company a proposal for inclusion in the Company's Proxy Statement and proxy for the 1998 Annual Meeting must submit such proposal so that it is received by the Company no later than August 22, 1998. Stockholder proposals should be submitted to the Secretary of the Company. No stockholder proposals were received for inclusion in this proxy statement.

                                OTHER MATTERS

      While the Notice of Annual Meeting of Stockholders calls for the transaction of such other business as may properly come before the meeting, the Board of Directors has no knowledge of any matters to be presented for action by the stockholders other than as set forth above. The enclosed proxy gives discretionary authority to the Board of Directors, however, to consider any additional matters that may be presented.

                        ANNUAL REPORT TO STOCKHOLDERS

      The Company's Annual Report for Fiscal 1997 is being mailed to stockholders together with this Proxy Statement.

      STOCKHOLDERS ARE URGED TO IMMEDIATELY MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                        By Order of the Board of Directors


                                        /S/ Matthew F. Jodziewicz
                                        -----------------------------------
                                        Matthew F. Jodziewicz,
                                        SECRETARY

Chatsworth, California
December 19, 1997

                                 ATTACHMENT A

                             ORA ELECTRONICS, INC.
               Annual Meeting of Shareholders - January 26, 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of ORA Electronics, Inc. (the "Company") hereby appoints Gershon N. Cooper as the nominee of the undersigned to amend and to act for and on behalf of the undersigned at the annual meeting of shareholders of the Company to be held on January 26, 1998 at 10:00 a.m. Pacific Daylight Time (for holders of shares as of December 1, 1997), and at any adjournment or adjournments thereof, to the same extent and with the same power as if the undersigned were personally present at said meeting or such adjournment or adjournments thereof and, without limiting the generality of the power hereby conferred, the nominees named above are specifically directed to vote as indicated below.

1.    ELECTION OF DIRECTORS

      [ ]   FOR all nominees listed below         [ ]  WITHHOLD AUTHORITY to
                                                       vote for each nominee
                                                       listed below

      Gershon N. Cooper, John M. Burris, Matthew F. Jodziewicz, Ruth Cooper

    (INSTRUCTION: To withhold authority to vote for any nominee write names of such nominee(s) below).

--------------------------------------------------------------------------------

2.    PROPOSAL BY ORA ELECTRONICS, INC. TO RATIFY THE APPOINTMENT OF
      RICHARD & HEDRICK AS THE COMPANY'S INDEPENDENT CERTIFYING ACCOUNTANTS.

               [ ] FOR           [ ] AGAINST          [ ] ABSTAIN


                     (PLEASE SIGN AND DATE ON REVERSE SIDE)

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES OR PROPOSALS LISTED ABOVE. The undersigned hereby appoint(s) the proxyholders to vote as designated on this proxy, and in their discretion, to vote upon such other business as may properly come before the meeting or any adjournment thereof.

                                                 Dated:  _____________, 19___


                                                 ____________________________
                                                         Signature

                                                 ____________________________
                                                  Signature if held jointly

                                                 Please sign and date exactly as
                                                 name(s) appear(s) hereon. When
                                                 shares are held by joint
                                                 tenants, both should sign. When
                                                 signing as attorney, as
                                                 executor, administrator,
                                                 trustee or guardian, please
                                                 give full title as such. If a
                                                 corporation, please sign in
                                                 full corporate name by
                                                 President or other authorized
                                                 officer. If a partnership,
                                                 please sign as partnership name
                                                 by authorized person.